Exhibit 99.1
N E W S R E L E A S E
FOR IMMEDIATE RELEASE
MAY 11, 2021
CHESAPEAKE ENERGY CORPORATION REPORTS 2021 FIRST QUARTER RESULTS, INITIATES COMMON STOCK DIVIDEND AND ANNOUNCES UPDATED GUIDANCE
OKLAHOMA CITY, May 11, 2021 – Chesapeake Energy Corporation (NASDAQ:CHK) today reported 2021 first quarter results, launched a cash dividend program based on strong operating cash flow performance and announced its updated 2021 guidance. Highlights include:
•Successor net income totaled $295 million, or $2.75 per diluted share
•Generated adjusted EBITDAX (a non-GAAP measure) of $510 million for the combined 2021 Successor and Predecessor Periods (January 1, 2021 - March 31, 2021)
•March 31, 2021 unrestricted cash balance of $340 million; reducing March 31, 2021 net debt (a non-GAAP measure) to adjusted 2021E EBITDAX ratio to 0.6x
•Launched sustainable dividend at an initial annual rate of $1.375 per share to be paid quarterly beginning in the 2021 Second Quarter; base dividend built to withstand commodity price volatility with incremental cash return strategy to be defined by year end 2021
•Increased five-year cumulative free cash flow (a non-GAAP measure) outlook to ~$3 billion
Mike Wichterich, Chesapeake’s Board Chairman and Interim Chief Executive Officer, commented, “Our strong first quarter results demonstrate the significant value creating opportunities that lie ahead for Chesapeake. We are committed to returning meaningful cash to our shareholders and are pleased to announce a highly competitive dividend that is built to withstand commodity price cycles. With our talented employees, pristine balance sheet, operational leadership, and free cash flow outlook, I firmly believe Chesapeake is poised to deliver differential returns to our shareholders.”
Dividend Policy and Balance Sheet Update
Following Chesapeake’s emergence from Chapter 11 restructuring proceedings, the company generated $409 million of operating cash flow and ended the quarter with $340 million of unrestricted cash on hand. As of April 30, 2021, Chesapeake had approximately $500 million of unrestricted cash on hand. With the company’s strong liquidity position and free cash flow generation, Chesapeake's Board of Directors has declared an annual dividend on its common shares of $1.375 per share. The dividend will be paid quarterly, with the first such payment to be payable on June 10, 2021 to shareholders of record at the close of business on May 24, 2021.
Operations Update
Chesapeake achieved an average net production rate of approximately 436,000 barrels of oil equivalent per day (approximately 77 percent natural gas and 23 percent total liquids) during the 2021 first quarter. Chesapeake is currently operating seven rigs across its portfolio, with three rigs in Appalachia, three rigs in Haynesville and one rig in South Texas.
Fresh Start Accounting and Predecessor and Successor Periods
In connection with our emergence from bankruptcy on February 9, 2021, Chesapeake qualified for and applied fresh start accounting. In applying fresh start accounting, Chesapeake allocated its reorganization value to its individual assets based on their estimated fair values. Accordingly, the consolidated financial statements after February 9, 2021 are not comparable with the consolidated financial statements as of or prior to that date. References to "Successor" refer to the post-emergence reorganized Chesapeake after February 9, 2021, and references to "Predecessor" refer to pre-emergence Chesapeake for periods on or before February 9, 2021.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA (405) 935-8870 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

Outlook and Guidance Update
Today, Chesapeake released its first complete post-restructuring guidance and outlook for the full year 2021, including full-year cost estimates and projections for production and capital expenditures. In addition, the company announced that it expects total production levels in 2022 to remain flat to 2021, with natural gas increasing to approximately 85% of the total production mix for 2022.
Conference Call Information
Chesapeake will conduct a conference call to discuss these results on Wednesday, May 12, 2021 at 9:00 am EDT. The telephone number to access the conference call is 888-317-6003 or 412-317-6061 for international callers. The passcode for the call is 2667856.
Financial Statements and Guidance Documents
The company’s 2021 first quarter financial and operational results, along with non-GAAP measures that adjust for items that are typically excluded by securities analysts, and management’s updated guidance for the remainder of 2021 are available on our website at www.chk.com.
Non-GAAP Disclosures
This news release includes non-GAAP financial measures. Such non-GAAP measures should be not considered as an alternative to GAAP measures. Reconciliations of these non-GAAP measures and other disclosures are provided with the supplemental financial tables available on our website at www.chk.com.
Headquartered in Oklahoma City, Chesapeake Energy Corporation's (NASDAQ: CHK) operations are focused on discovering and responsibly developing its large and geographically diverse resource base of unconventional oil and natural gas assets onshore in the United States.
Forward-Looking Statements
This news release and the accompanying outlook include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact. They include statements that give our current expectations, management's outlook guidance or forecasts of future events, expected natural gas and oil growth trajectory, projected cash flow and liquidity, our ability to enhance our cash flow and financial flexibility, dividend plans, future production and commodity mix, plans and objectives for future operations, the ability of our employees, portfolio strength and operational leadership to create long-term value, and the assumptions on which such statements are based. Although we believe the expectations and forecasts reflected in the forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties.
Factors that could cause actual results to differ materially from expected results include those described under "Risk Factors" in Item 1A of our annual report on Form 10-K and any updates to those factors set forth in Chesapeake's subsequent quarterly reports on Form 10-Q or current reports on Form 8-K (available at http://www.chk.com/investors/sec-filings). These risk factors include: the impact of the COVID-19 pandemic and its effect on the company's business, financial condition, employees, contractors and vendors, and on the global demand for oil and natural gas and U.S. and world financial markets; the volatility of oil, natural gas and NGL prices; the limitations our level of indebtedness may have on our financial flexibility; our inability to access the capital markets on favorable terms; the availability of cash flows from operations and other funds to fund cash dividends, to finance reserve replacement costs or satisfy our debt obligations; write-downs of our oil and natural gas asset carrying values due to low commodity prices; our ability to replace reserves and sustain production; uncertainties inherent in estimating quantities of oil, natural gas and NGL reserves and projecting future rates of production and the amount and timing of development expenditures; our ability to generate profits or achieve targeted results in drilling and well operations; leasehold terms expiring before production can be established; commodity derivative activities resulting in lower prices realized on oil, natural gas and NGL sales; the need to secure derivative liabilities and the inability of counterparties to satisfy their obligations; adverse developments or losses from pending or future litigation and regulatory proceedings, including royalty claims; charges incurred in response to market conditions; drilling and operating risks and resulting liabilities; effects of environmental protection laws and regulations on our business; legislative and regulatory initiatives further regulating hydraulic fracturing; our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used; impacts of potential legislative and regulatory actions addressing climate change; federal and state tax proposals affecting our industry; potential OTC derivatives regulation limiting our ability to hedge against commodity price fluctuations; competition in the oil and gas exploration and production industry; a deterioration in general economic, business or industry conditions; negative public perceptions of our industry; limited control over properties we do not operate; pipeline and gathering system capacity constraints and transportation interruptions; terrorist activities and cyber-attacks adversely impacting our operations; and an interruption in operations at our headquarters due to a catastrophic event.
In addition, disclosures concerning the estimated contribution of derivative contracts to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Our production forecasts are also dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. We caution you not to place undue reliance on our forward-looking statements that speak only as of the date of this news release, and we undertake no obligation to update any of the information provided in this release, except as required by applicable law. In addition, this news release contains time-sensitive information that reflects management's best judgment only as of the date of this news release.

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